Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Expands Funding for Greater Financial Flexibility

MT. LAUREL, NJ –September 26, 2022 – inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets which include automotive, defense/aerospace, industrial, life sciences, security, and semiconductor, announced today that it has executed an amendment to its loan agreement with M&T Bank to expand the existing non-revolving delayed draw term loan facility by $25.5 million to $50.5 million. After borrowings of $20.5 million in the fourth quarter of 2021, this amendment raises the remaining available funding under the term loan facility to $30 million. The maturity date for draws under the expanded term loan facility has been extended to September 2027. This extension also applies to the existing $10 million line of credit, which has no borrowings.

Duncan Gilmour, Chief Financial Officer and Treasurer, commented, “The expanded term loan facility provides greater financial flexibility to execute our organic and inorganic growth initiatives that are an integral part of our 5-Point Strategy.”

inTEST expects to use the term loan facility to fund its acquisition and growth strategy. Interest rates under the term loan facility are based on SOFR or a bank-defined base rate plus an applicable margin, depending on leverage. Currently, this equates to a rate of approximately 5.1%.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets which include automotive, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates,” “targets,” “estimates,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in the life sciences, security, industrial and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; the impact of the COVID-19 pandemic on the Company’s business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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